EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCONTING FIRM

We consent to the use in this Offering Statement of TraqIQ, Inc. on Form 1-A/A of our report dated March 12, 2018 and to the reference to us under the heading “Experts” in the Offering Circular, which is part of this Offering Statement.

/s/ KBL, LLP

New York, New York

October 18, 2018